EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



First American Railways, Inc.


We hereby consent to the use in the Prospectus constituting a part of this Post Effective Amendment No. 1 to the Registration Statement on Form SB-2 of our report dated January 14, 1997, except for note 9 which is as of March 13, 1997, relating to the financial statements of First American Railways, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                             /s/ BDO SEIDMAN, LLP
                                             ---------------------
                                             BDO Seidman, LLP


Miami, Florida
June 23, 1997